SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 20, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300	19004
Bala Cynwyd, Pennsylvania (Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 20, 2009, Central European Distribution Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale (the “Offering”) of 8,350,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which 6,850,000 shares of Common Stock are being issued and sold by the Company and 1,500,000 shares of Common Stock are being sold by Mark Kaoufman (the “Selling Stockholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Selling Stockholder and Jefferies & Company, Inc. and UniCredit CAIB Securities UK Ltd., as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder and customary closing conditions, indemnification rights, obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 25-day over-allotment option to purchase up to an additional 835,000 shares of Common Stock from the Company at the same price in a public offering pursuant to a Registration Statement on Form S-3 and a related prospectus filed with the Securities and Exchange Commission. On July 22, 2009, the Underwriters notified the Company that they had exercised the over-allotment option in full. The Company estimates that the net proceeds it will receive from the Offering, including the over-allotment shares, will be approximately $178.3 million, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Underwriters and their affiliates have provided in the past to the Company and the Company’s affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of its business, for which they have received and may continue to receive customary fees and commissions.

The Company expects that the Offering will be completed on or about July 24, 2009, subject to customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 20, 2009, among Central European Distribution Corporation, Mark Kaoufman and Jefferies & Company, Inc. and UniCredit CAIB Securities UK Ltd., as representatives of the underwriters listed on Schedule 1 thereto.

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the shares of Common Stock sold in the Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: July 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 20, 2009, among Central European Distribution Corporation, Mark Kaoufman and Jefferies & Company, Inc. and UniCredit CAIB Securities UK Ltd., as representatives of the underwriters listed on Schedule 1 thereto.

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the shares of Common Stock sold in the Offering.